Exhibit 10.2

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of October 12, 2016, by and among GOODRICH PETROLEUM CORPORATION, a Delaware corporation (the “Company”), GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (the “Subsidiary Guarantor”) and each entity identified as a Shenkman Purchaser on Appendix A hereto, CVC Capital Partners (acting through such of its affiliates to managed funds as it deems appropriate), J.P. Morgan Securities LLC (acting through such of its affiliates or managed funds as it deems appropriate), Franklin Advisers, Inc. (as investment manager on behalf of certain funds and accounts), O’Connor Global Multi-Strategy Alpha Master Limited and Nineteen 77 Global Multi-Strategy Alpha (Levered) Master Limited (collectively, and together with each of their successors and assigns, the “Purchasers”).

WHEREAS, on April 15, 2016, the Company and the Subsidiary Guarantor filed voluntary petitions for relief in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) commencing their respective cases (collectively, the “Bankruptcy Proceedings”) under Chapter 11 of the Bankruptcy Code (as herein defined);

WHEREAS, the Company and the Subsidiary Guarantor have filed the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated August 12, 2016, (together with all exhibits and schedules thereto, the “Plan of Reorganization”) with the Bankruptcy Court, which was confirmed pursuant to an Order entered by the Bankruptcy Court on September 28, 2016 (the “Confirmation Order”). Pursuant to the Plan of Reorganization, the Company and the Subsidiary Guarantor will reorganize and emerge from bankruptcy on the date hereof when the Plan of Reorganization is consummated;

WHEREAS, pursuant to and upon consummation of the Plan of Reorganization, the Purchasers have agreed to purchase $40,000,000 initial aggregate principal amount of the Company’s 13.50% Convertible Second Lien Senior Secured Notes due 2019 (the “Notes”) under that certain Indenture, dated as of October 12, 2016, by and among the Company, the Subsidiary Guarantor and Wilmington Trust, National Association, as Trustee and Collateral Agent for the benefit of the Purchasers (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) on the terms and conditions set forth therein and herein;

WHEREAS, the parties desire to memorialize certain of the Company’s and the Subsidiary Guarantor’s obligations in respect of the purchase of the Notes;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. DEFINITIONS.

Section 1.01. Meanings. Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

2. CONDITIONS PRECEDENT

Section 2.01. Effective Date. The Purchasers shall not be obligated to purchase the Notes until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Indenture) (such date, the “Effective Date”):

(a) The Purchasers shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(b) The Purchasers shall have received a certificate of the Secretary or an Assistant Secretary of the Company and the Subsidiary Guarantor setting forth (i) resolutions of the Company’s board of directors and the sole member of the Subsidiary Guarantor with respect to the authorization of the Company or the Subsidiary Guarantor to execute and deliver the Note Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Company or the Subsidiary Guarantor (A) who are authorized to sign the Note Documents to which the Company or the Subsidiary Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Indenture and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Company and the Subsidiary Guarantor, certified as being true and complete. The Purchasers may conclusively rely on such certificate until the Trustee receives notice in writing from the Company to the contrary.

(c) The Purchasers shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Company and the Subsidiary Guarantor.

(d) The Purchasers shall have received a compliance certificate, which shall be substantially in the form described in Section 7.04 of the Indenture, duly and properly executed by an officer of the Company and dated as of the date of Effective Date.

(e) This Agreement and the other Note Documents, including the Indenture, the Notes, the Warrants, the Notes Registration Rights Agreement and the Warrant Registration Rights Agreement, shall have been duly executed and delivered by the Company and the Subsidiary Guarantor party thereto (in such number of counterparts as may be requested by the Purchasers), the Trustee and the Purchasers, each in form and substance reasonably satisfactory to the Company and the Purchasers.

(f) The Purchasers shall have received an opinion of Vinson & Elkins L.L.P., counsel to the Company and opinions of Copeland Cook Taylor & Bush, P.A., Mississippi counsel, and Cook, Young, King & Galloway, Louisiana counsel for the Company and the Subsidiary Guarantor, all such opinions in form and substance reasonably satisfactory to the Trustee.

(g) The Trustee shall have received a certificate of insurance coverage of the Company evidencing that the Company is carrying insurance in accordance with Section 7.07 of the Indenture.

(h) The Purchasers shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Company and the Subsidiary Guarantor for each jurisdiction requested by the Purchasers other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 7.24 of the Indenture.

(i) The Purchasers shall have received evidence that all Liens securing the obligations under the Existing First Lien Credit Agreement have been released and discharged including without limitation all UCC termination statements and all other Lien releases it deems necessary to reflect of public record the release and discharge of all such Liens.

(j) The Bankruptcy Court shall have entered a final order satisfactory to the Purchasers confirming the Plan of Reorganization (the “Confirmation Order”), and all conditions to the Effective Date (as defined in the Plan of Reorganization) of the Plan of Reorganization shall have been satisfied (or will be satisfied upon the occurrence of the Effective Date) or waived. The Confirmation Order shall approve the Note Documents and authorize the Company’s and the Subsidiary Guarantor’s execution and delivery thereof.

(k) After giving effect to the issuance of Notes on the Effective Date, the Company and its Subsidiaries shall have no outstanding Indebtedness, contingent liabilities or preferred stock, except (i) Indebtedness incurred pursuant to the Indenture and the other Note Documents and (ii) such other existing Indebtedness and contingent liabilities that are permitted under the Indenture.

(l) The Purchasers shall have received such other documents as the Purchasers or special counsel to the Purchasers may reasonably request.

(m) No Default under the Indenture or this Agreement or any other Indebtedness of the Company or the Subsidiary Guarantor shall have occurred and be continuing or result from the closing of the Transactions.

(n) No event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(o) The representations and warranties of the Company and the Subsidiary Guarantor set forth in the Indenture, this Agreement and in the other Note Documents shall be true and correct.

(p) Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have received duly executed agreements in form and substance satisfactory to the Collateral Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to Investment Property (as defined in the UCC), or as used in Section 9-104(a) of the UCC as such term relates to deposit accounts) of the deposit accounts of the Company and the Subsidiaries maintained at Wells Fargo Bank, N.A.

(q) The First Lien Credit Agreement shall be in form and substance reasonably satisfactory to the Purchasers and shall have been executed and delivered contemporaneously with the Indenture.

(r) The Purchasers shall have received a certificate of an officer of the Company certifying that the Asset Coverage Ratio as of the date hereof is not less than 1.1 to 1.0.

(s) The Purchasers shall have received evidence that each Restructuring Document has been executed and delivered and is in form and substance satisfactory to the Purchasers.

(t) The Purchasers shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act, in each case to the extent requested at least five Business Days prior to the Effective Date.

3. REPRESENTATIONS AND WARRANTIES

The Company and the Subsidiary Guarantor represent and warrant to the Purchasers that on the date hereof:

Section 3.01. Organization; Powers.

Each of the Company and the Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 3.02. Authority; Enforceability.

The Transactions are within the Company’s and the Subsidiary Guarantor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of the Company or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Note Document to which the Company and the Subsidiary Guarantor is a party has been duly executed and delivered by the Company and the Subsidiary Guarantor and constitutes a legal, valid and binding obligation of the Company and the Subsidiary Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Approvals; No Conflicts.

The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Company or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Note Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Documents as required by the Indenture, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Note Documents and (iii) the filing of any document with the Commission, (b) do not violate any applicable law or regulation in any material respect or the charter, by-laws or other organizational documents of the Company or the Subsidiary Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any material agreement or other instrument binding upon the Company or the Subsidiary Guarantor or its Properties, or give rise to a right thereunder to require any payment to be made by the Company or the Subsidiary Guarantor and (d) will not result in the creation or imposition of any Lien on any Property of the Company or the Subsidiary Guarantor (other than the Liens created by the Note Documents).

Section 3.04. Financial Condition; No Material Adverse Change.

(a) The Company has heretofore furnished to the Purchasers a pro forma unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Effective Date, after giving effect to the Transactions contemplated to occur on the Effective Date, certified by the Company’s chief financial officer, as presenting fairly, in all material respects, the financial position of the Company and the its Subsidiaries as of the Effective Date (such financial information, the “Financial Statements”).

(b) Since December 31, 2015, there has been no event, development or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (other than the commencement and pendency of the Bankruptcy Proceedings).

(c) Neither the Company nor the Subsidiary Guarantor has on the date hereof any material Indebtedness (including Disqualified Stock) or any material contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

Section 3.05. Litigation.

Except as set forth on Schedule 3.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary Guarantor (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Note Document or the Transactions.

Section 3.06. Environmental Matters.

Except for such matters as set forth on Schedule 3.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) The Company and the Subsidiary Guarantor and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b) The Company and the Subsidiary Guarantor have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Company nor the Subsidiary Guarantor have received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c) There are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary Guarantor or any of their respective Properties or as a result of any operations at such Properties.

(d) None of the Properties of the Company or the Subsidiary Guarantor contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e) There has been no Release or, to the Company’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Company’s or the Subsidiary Guarantor’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Company, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real Property.

(f) Neither the Company nor the Subsidiary Guarantor has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real Properties offsite the Company’s or the Subsidiary Guarantor’s Properties and, to the Company’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(g) There has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Company’s or the Subsidiary Guarantor’s Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

(h) The Company and the Subsidiary Guarantor have provided to the Purchasers complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters relating to any alleged or potential non-compliance with or liability under Environmental Laws that are in any of the Company’s or the Subsidiary Guarantor’s possession or control and relating to their respective Properties or operations thereon.

Section 3.07. Compliance with the Laws and Agreements; No Defaults.

(a) The Company and the Subsidiary Guarantor are in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Default has occurred and is continuing.

Section 3.08. Investment Company Act.

Neither the Company nor the Subsidiary Guarantor is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.09. Taxes.

The Company and the Subsidiary Guarantor have each timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiary Guarantor in respect of Taxes and other governmental charges are, in the reasonable opinion of the Company, adequate. No Tax Lien (other than a Permitted Lien) has been filed and, to the knowledge of the Company, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 3.10. ERISA.

(a) The Company, the Subsidiary Guarantor and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on the Company, the Subsidiary Guarantor or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) Full payment when due has been made of all amounts which the Company, the Subsidiary Guarantor or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e) Neither the Company, the Subsidiary Guarantor nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company, the Subsidiary Guarantor or any ERISA Affiliate in its sole discretion at any time without any material liability.

(f) Neither the Company, the Subsidiary Guarantor nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 3.11. Disclosure; No Material Misstatements.

The Company has disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it or the Company is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company or the Subsidiary Guarantor to the Trustee or any Purchaser or any of their Affiliates in connection with the negotiation of the Indenture or any other Note Document or delivered hereunder or under any other Note Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Company or the Subsidiary Guarantor which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in the Indenture or the Note Documents or the other documents, certificates and statements furnished to the Trustee or the Purchasers by or on behalf of the Company or the Subsidiary Guarantor prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any reserve report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Company and production and cost estimates contained in each reserve report are necessarily based upon professional opinions, estimates and projections and that the Company and the Subsidiary Guarantor do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 3.12. Insurance.

The Company and the Subsidiary Guarantor have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Company and the Subsidiary Guarantor. The Trustee has been named as an additional insured in respect of such liability insurance policies and the Trustee has been named as loss payee with respect to Property loss insurance.

Section 3.13. Restriction on Liens.

Neither the Company nor the Subsidiary Guarantor is a party to any material agreement or arrangement (other than the Note Documents, any Capitalized Lease Obligations permitted by clause (10) of the definition of Permitted Liens and the First Lien Credit Agreement), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Trustee and the Purchasers on or in respect of their Properties to secure the Indebtedness in respect of the Notes and the Note Documents.

Section 3.14. Subsidiaries.

All of the Subsidiaries of the Company and the Subsidiary Guarantor, if any, are set forth on Schedule 3.14 or as may be disclosed in writing to the Trustee (which shall promptly furnish a copy to the Purchasers), which shall be a supplement to Schedule 3.14. All Subsidiaries listed on Schedule 3.14, if any, are Wholly-Owned Subsidiaries.

Section 3.15. Location of Business and Offices.

The Company’s jurisdiction of organization is Delaware; the name of the Company as listed in the public records of its jurisdiction of organization is Goodrich Petroleum Corporation; and the organizational identification number of the Company in its jurisdiction of organization is 2675735. The Subsidiary Guarantor’s jurisdiction of organization is Louisiana; the name of the Subsidiary Guarantor as listed in the public records of its jurisdiction of organization is Goodrich Petroleum Company, L.L.C.; and the organizational identification number of the Subsidiary Guarantor in its jurisdiction of organization is 34719938K. The Company’s and the Subsidiary Guarantor’s principal place of business and chief executive offices are located at the address specified in Section 16.02.

Section 3.16. Properties; Titles, Etc.

(a) The Company and the Subsidiary Guarantor have good and defensible title to the Proved Oil and Gas Properties evaluated in the most recently prepared reserve report and good title to all their personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 7.24 of the Indenture. On the date hereof all of the Proved Oil and Gas Properties of the Company and the Subsidiary Guarantor are Mortgaged Properties. After giving full effect to any Permitted Liens, the Company and the Subsidiary Guarantor own the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently prepared reserve report, and the ownership of such Properties shall not in any material respect obligate the Company or any Subsidiary Guarantor to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently prepared reserve report that is not offset by a corresponding proportionate increase in the Company’s or such Subsidiary Guarantor’s net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of the Company and the Subsidiary Guarantor are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Company and the Subsidiary Guarantor including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Company and the Subsidiary Guarantor to conduct their businesses in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d) All of the Properties of the Company and the Subsidiary Guarantor which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) The Company and the Subsidiary Guarantor own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to their businesses, and the use thereof by the Company or such Subsidiary Guarantor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company and the Subsidiary Guarantor either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in its businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 3.17. Maintenance of Properties.

Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties of the Company and the Subsidiary Guarantor have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Company and the Subsidiary Guarantor. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Company or any Subsidiary Guarantor is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Company or any Subsidiary Guarantor is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any Subsidiary Guarantor that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or such Subsidiary Guarantor, in a manner consistent with the Company’s or such Subsidiary Guarantor’s past practices (other than those the failure of which to maintain in accordance with this Section 3.17 could not reasonably be expected to have a Material Adverse Effect).

Section 3.18. Solvency.

After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Company and the Subsidiary Guarantor, taken as a whole, will exceed the aggregate Indebtedness of the Company and the Subsidiary Guarantor on a consolidated basis, (b) each of the Company and the Subsidiary Guarantor will not have incurred or intended to incur, and will not believe that it will incur, Indebtedness beyond its ability to pay such Indebtedness (after taking into account the timing and amounts of cash to be received by each of the Company and the Subsidiary Guarantor and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Indebtedness becomes absolute and matures and (c) each of the Company and the Subsidiary Guarantor will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 3.19. Sanctions Laws and Regulations.

(a) Neither the Company nor the Subsidiary Guarantor, or any directors or officers of the Company or the Subsidiary Guarantor or, to the knowledge of the Company and the Subsidiary Guarantor, any brokers or other agents acting at the direction of the foregoing in connection with the Indenture or any other Note Document:

(i) is (A) the target of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (collectively, “Sanctions”), or (B) located, organized or resident in a Sanctioned Country; or

(ii) is a Designated Person.

(b) Neither the Company nor the Subsidiary Guarantor will, directly or, to the knowledge of the Company and the Subsidiary Guarantor, indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Notes, whether as underwriter, advisor, investor, or otherwise).

(c) The Company and the Subsidiary Guarantor have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued compliance with Sanctions.

Section 3.20. Foreign Corrupt Practices.

Neither the Company nor the Subsidiary Guarantor, nor, to the knowledge of the Company and the Subsidiary Guarantor, any director, officer, agent, employee or Subsidiary of the Company or the Subsidiary Guarantor, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other Property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Company and the Subsidiary Guarantor, and their Subsidiaries have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued compliance therewith.

Section 3.21. Money Laundering Laws; Embargoed Persons.

(a) The operations of each of the Company and the Subsidiary Guarantor are and have been conducted by such Person at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the rules and regulations thereunder, and any related or similar laws, regulations or guidelines, issued, administered or enforced by any governmental agency of the United States (including, without limitation, the USA Patriot Act, the Trading With the Enemy

Act (50 U.S.C. § 1 et seq., as amended), and the Executive Order) (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary Guarantor with respect to the Money Laundering Laws is pending or threatened in writing.

(b) Neither the Company nor the Subsidiary Guarantor is, and, to the knowledge of the Company and the Subsidiary Guarantor, none of their respective officers or directors that is acting or benefiting in any capacity in connection with the Notes is, an Embargoed Person.

(c) Neither the Company nor the Subsidiary Guarantor is, and, to the knowledge of the Company and the Subsidiary Guarantor, none of their respective officers or directors that is acting or benefiting in any capacity in connection with the Notes (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any Property or interests in Property blocked pursuant to any Money Laundering Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Money Laundering Law.

Section 3.22 Federal Reserve Regulations; Exchange Act.

(a) None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock.

(b) No portion of the proceeds of any Note shall be used in any manner whether directly or indirectly, that causes or could reasonably be expected to cause, such Note or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board or any other regulation thereof or to violate the Exchange Act.

4. NOTE DOCUMENT. This Agreement shall constitute a Note Document for all purposes of the Notes and the other Note Documents.

5. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of New York.

6. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

7. AUTHORITY. Each of the undersigned represent that he or she has the authority to execute this Agreement on behalf of the respective party.

8. BINDING EFFECT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of the Issuer, the Subsidiary Guarantor, the Purchasers and their respective successors and permitted assigns pursuant to the terms of the Indenture; provided that the Issuer and the Subsidiary Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Purchasers.

9. AMENDMENTS. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Sections 12.01 and 12.02 of the Indenture.

10. SEVERABILITY. In the event any provision of this Agreement shall be held invalid, such provision shall be deemed severable and the remaining provisions hereof shall remain in full force and effect.

11. INTEGRATION. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. There are no representations, agreements, arrangements or understandings, oral or written, among the parties relating to the subject matter of this Agreement except as are fully expressed herein.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first-above written.

SUBSIDIARY

GUARANTOR:

GOODRICH PETROLEUM COMPANY, L.L.C.

By:	/s/ Michael J. Killelea
Name:	Michael J. Killelea
Title:	Senior Vice President, General Counsel and Corporate Secretary

COMPANY:

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Name:	Michael J. Killelea
Title:	Senior Vice President, General Counsel and Corporate Secretary

PURCHASERS:

Each Entity listed on Appendix A hereto

By: Shenkman Capital Management, Inc., in its capacity as investment manager to each Shenkman Purchaser listed on Schedule A hereto

By:	/s/ Justin Slatky
Name:	Justin Slatky
Title:	Executive Vice President

CVC Global Credit Opportunities Master Fund, LP

By: Its Investment Advisor CVC Credit Partners, LLC

By:	/s/ Scott Bynum
Name:	Scott Bynum
Title:	Managing Director

[Signature Page to Purchase Agreement]

J.P. Morgan Securities LLC, with respect to only its Credit Trading group

By:	/s/ Christopher Cestaro
Name:	Christopher Cestaro
Title:	Authorized Signatory

Franklin Advisers, Inc., as Investment Manager on behalf of certain funds and accounts

By:	/s/ Glenn Voyles
Name:	Glenn Voyles
Title:	VP/Director of Portfolio Management

O’Connor Global Multi-Strategy Alpha Master Limited

By: UBS O’Connor LLC, its investment adviser

By:	/s/ Andrew Martin
Name:	Andrew Martin
Title:	Managing Director

By:	/s/ Joseph Workman
Name:	Joseph Workman
Title:	Deputy General Counsel

Nineteen77 Global Multi-Strategy Alpha (Levered) Master Limited

By: UBS O’Connor LLC, its investment adviser

By:	/s/ Andrew Martin
Name:	Andrew Martin
Title:	Managing Director

By:	/s/ Joseph Workman
Name:	Joseph Workman
Title:	Deputy General Counsel

By:	/s/ Jeff Richmond
Name:	Jeff Richmond
Title:	Executive Director

[Signature Page to Purchase Agreement]

Appendix A

Shenkman Purchasers

The PNC Financial Services Group, Inc. Pension Plan

EDS 1994 Pension Scheme

EDS Retirement Plan

P SCM Energy HY Ltd.

Shenkman Energy Opportunity Master Fund Ltd.

Four Points Multi-Strategy Master Fund, Inc.

[Appendix A]

Schedule 3.05

Litigation

None.

Schedule 3.05

Schedule 3.06

Environmental Matters

None.

Schedule 3.06

Schedule 3.14

Subsidiaries

1.	Goodrich Petroleum Company, L.L.C., a Louisiana Limited Liability Company and wholly owned subsidiary of Goodrich Petroleum Corporation.

Schedule 3.14